Exhibit 99.1

CrossingBridge Advisors, LLC Announces Agreement to Become Adviser to the RiverPark Strategic Income Fund

PLEASANTVILLE, N.Y., Nov. 23, 2022 /PRNewswire/ -- CrossingBridge Advisors, LLC ("CrossingBridge"), a wholly-owned subsidiary of ENDI Corp. (OTCQB: ENDI), announced today that it has entered into an agreement to become the adviser to the RiverPark Strategic Income Fund (RSIIX/RSIVX) (the "Fund"), subject to the approvals of the Fund's Board and shareholders. The Fund is currently advised by RiverPark Advisors, LLC ("RiverPark") and sub-advised by CrossingBridge's affiliate, Cohanzick Management, LLC ("Cohanzick"). As part of the transaction, CrossingBridge will assume all investment and operational responsibilities in its role of Adviser to the Fund.

The Fund, which has been sub-advised by Cohanzick since its inception on September 30, 2013, currently has in excess of $185 million in AUM, is currently a Morningstar 5-star Fund, and will celebrate its 10-year anniversary in 2023. Current Portfolio Manager, David Sherman, will continue to manage the Fund in his capacity as President and Portfolio Manager of CrossingBridge, thereby consolidating all investment and operational functions under one roof.

"For the past 12 years, we have enjoyed a successful relationship with RiverPark. They were instrumental in getting us to where we are today, starting with the joint launch of the RiverPark Short Term High Yield Fund (RPHIX/RPHYX) back in 2010, which Cohanzick continues to sub-advise today," said David Sherman. "With today's announcement, we believe it is a natural progression for CrossingBridge to become the Adviser to the RiverPark Strategic Income Fund as we continue to build the CrossingBridge fund lineup of differentiated and opportunistic corporate credit strategies."

"David and his team have consistently delivered solid results and have done an excellent job in helping protect client capital in one of the most challenging fixed income environments in decades," said Morty Schaja, CEO & Managing Partner of RiverPark Funds. "I look forward to the continued success of the Fund with CrossingBridge as the Adviser."

Once the Board of Directors of RiverPark Funds Trust approves the transaction, which CrossingBridge expects to occur by the end of the month, the proxy process to obtain Fund shareholder approval will begin immediately thereafter. Upon completion of the transaction, which is anticipated to occur by the end of Q1 2023, subject to completion of conditions to closing, the name of the Fund and its ticker symbols will remain the same, and the Fund will remain in the RiverPark Funds Trust.

About CrossingBridge Advisors, LLC

CrossingBridge Advisors, LLC is an SEC-registered investment adviser managing in excess of $1.3 billion of assets under management, specializing in high yield, investment grade, and opportunistic corporate credit. CrossingBridge offers a variety of strategies primarily focused on ultra-short duration, low duration high yield, strategic income, responsible credit, and special purpose acquisition companies. Additional information about the company is available at www.crossingbridgeadvisors.com.

About ENDI Corp.

ENDI Corp. and its subsidiaries engage in diverse business activities including asset management, outsourced operational and business development support to boutique asset management firms, and internet servicing. Copies of ENDI Corp.'s press releases and additional information about the Company are available at www.endicorp.com.

About RiverPark

RiverPark Advisors, LLC is a New York-based investment advisory firm and the sponsor of the RiverPark family of mutual funds. The firm's goal is to provide "Best in Class" portfolio management services in a select number of style boxes. Together with its affiliates, RiverPark manages mutual funds and separate accounts in diverse strategies in equities, fixed income, and venture capital. More information is available at www.riverparkfunds.com.

Disclosure:

The Morningstar Rating™ for funds, or "star rating", is calculated for managed products (including mutual funds, variable annuity and variable life subaccounts, exchange-traded funds, closed-end funds, and separate accounts) with at least a three-year history. Exchange-traded funds and open-ended mutual funds are considered a single population for comparative purposes. It is calculated based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a managed product's monthly excess performance, placing more emphasis on downward variations and rewarding consistent performance. The Morningstar Rating does not include any adjustment for sales loads. The top 10% of products in each product category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. The Overall Morningstar Rating for a managed product is derived from a weighted average of the performance figures associated with its three-, five-, and 10-year (if applicable) Morningstar Rating metrics. The weights are: 100% three-year rating for 36-59 months of total returns, 60% five-year rating/40% three-year rating for 60-119 months of total returns, and 50% 10-year rating/30% five-year rating/20% three-year rating for 120 or more months of total returns. While the 10-year overall star rating formula seems to give the most weight to the 10-year period, the most recent three-year period actually has the greatest impact because it is included in all three rating periods. The RiverPark Strategic Income Fund was rated against the following numbers of High Yield Bond funds over the following time periods: 633 funds in the last three years, and 583 funds in the last five years as of 10/31/2022. © 2022 Morningstar. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future result. The Morningstar Rating for the RiverPark Strategic Income Fund is the overall rating, out of 633 High Yield Bond Funds, and is based on risk-adjusted returns as of 10/31/2022. Strong ratings are not indicative of positive fund performance.

Forward-Looking Statements

This press release includes statements based upon CrossingBridge's current expectations which may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, and are subject to substantial risks, uncertainties and assumptions. Words such as "believe," "anticipate," "intends," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect," "pending," and similar expressions identify forward-looking statements. These forward-looking statements include statements concerning, among other things, CrossingBridge's plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, including, but not limited to, statements with respect to the consummation of the RiverPark transaction described herein. All statements other than statements of historical facts contained in this press release are forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. These forward-looking statements are not guaranties of future performance, and actual results may differ materially from those contained in any forward-looking statements. Although CrossingBridge believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond CrossingBridge's control, CrossingBridge cannot assure you that it will achieve or accomplish these expectations, beliefs, or projections. CrossingBridge does not undertake and specifically declines any obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Contact: John Conner
(914) 228-5623
jconner@crossingbridge.com